Venturi Partners	Phone	704.442.5100
2709 Water Ridge Parkway	Fax	704.442.5137
Charlotte, NC 28217-4558	Web	www.venturipartners.com

Contacts:	Jim Hunt	Ken Bramlett
	Chief Financial Officer	Senior Vice President
	704.442.5105	704.442.5106
	jhunt@venturipartners.com	kbramlett@bventuripartners.com

VENTURI PARTNERS REPORTS FOURTH QUARTER RESULTS; THIRD CONSECUTIVE
QUARTER OF IMPROVING REVENUES AND PROFITS

CHARLOTTE, N.C. (February 12, 2004) — Venturi Partners, Inc. (OTCBB:VPTR.OB), a leading information technology and professional staffing services company, today announced its results for the fourth quarter and year ended December 28, 2003.

For the fourth quarter, total revenues were $127.1 million compared with $136.3 million in the fourth quarter last year, and up sequentially for the third consecutive quarter from this year’s third quarter level of $124.2 million. Venturi’s Staffing business contributed $64.1 million, just over 50% of total revenues during the fourth quarter, and the Company’s Technology practice contributed $63.0 million of total revenues. Venturi reported net income of $15.5 million, or $2.39 per diluted share, for the fourth quarter, compared with a net loss of $96.0 million, or ($89.44) per diluted share, in the fourth quarter last year and net income of $2.1 million, or $0.33 per diluted share, in the third quarter of 2003. During the fourth quarter of 2003, the Company recorded an income tax benefit of $13.3 million, or $2.05 per diluted share, related to certain federal tax benefits recognized after the completion of a review by the IRS in 2003 of the Company’s tax returns for the years 1996 through 2002. The Company also recorded restructuring and rationalization charges of $0.2 million, or ($0.02) per diluted share, related primarily to its ongoing operational restructuring activities, and recorded non-cash stock option compensation expense of $0.3 million, or ($0.05) per diluted share, in the fourth quarter relating to variable accounting for certain outstanding stock options.

Operating income was $2.9 million in the fourth quarter, up from $1.4 million in the fourth quarter last year and up from $2.8 million in the third quarter of 2003, exclusive of restructuring and rationalization charges, stock option compensation expense and the goodwill impairment charge recorded in the fourth quarter of 2002.

For the full year, revenues decreased to $494.5 million from $557.7 million in 2002, but net income increased to $92.9 million, or $20.00 per diluted share, from a net loss of $350.5 million, or ($327.53) per diluted share, from the prior year, primarily due to gains related to the comprehensive financial restructuring completed by the Company in April 2003 and the income tax benefit recorded in the fourth quarter. Non-cash goodwill impairment charges had a substantial negative impact on net income in 2002.

Exclusive of goodwill impairment, restructuring and rationalization charges, and stock option compensation expense, Venturi reported operating income of $5.2 million in 2003, down from $8.1 million last year.

During the third quarter of 2003, Venturi effected a 1-for-25 reverse stock split and also converted all of its outstanding Series B convertible preferred stock (which were originally issued in April 2003) into common stock, resulting in approximately 6.1 million shares of common stock outstanding as of September 28, 2003. All share and per share amounts in this

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Venturi Announces Fourth Quarter Results

February 12, 2004

earnings release reflect the reverse stock split and the preferred stock conversion as if each of such events had been completed on the first day of each period presented.

As of December 28, 2003, the Company’s contractual obligations under its secured revolving credit facility and the remaining outstanding 5.75% Notes were $55.3 million in the aggregate, down from $218.0 million at December 29, 2002, and down from $56.3 million at September 28, 2003.

“Our revenue trends in the fourth quarter are particularly gratifying, as they suggest not only that the broader economy is continuing to improve, but also that our operational improvements are beginning to gain some traction,” commented Larry L. Enterline, Venturi Chief Executive Officer. “Despite the seasonal influences that have tended historically to push fourth quarter revenues down in Technology, our operators succeeded in maintaining and, in some markets, increasing billable headcounts and billable hours during the quarter. As a result of this operating performance, Venturi’s revenues and profits increased sequentially for the third consecutive quarter. Our vendor management services group also had a particularly good quarter, as it was successful in expanding one existing large account and opening several new ones.

“As a result of these achievements, we enter 2004 performing ahead of expectations, and our confidence in returning to year-over-year growth in 2004 is increasing despite lingering uncertainty about jobs growth and the broader economy. Although we are seeing normal seasonal revenue trends in our Commercial business in January and February, Technology has maintained and, in some markets, strengthened even further from fourth quarter business levels and general business activity in that segment continues to be promising. We have worked very hard to prepare Venturi Partners for an improving economic environment and continue to believe that we are well positioned to take advantage of these improving business conditions.”

Technology Services

Technology Services revenues decreased to $63.0 million in the fourth quarter from $65.4 million in the fourth quarter last year, but up sequentially from $60.9 million in the third quarter of 2003. Gross margins were 23.5% compared with 23.7% in the third quarter and the fourth quarter 2002 level of 24.4%. Operating income margins, exclusive of the fourth quarter restructuring and rationalization charges, were 4.9%, down slightly from 5.1% in the third quarter but up from 3.7% in the fourth quarter of 2002.

Billable headcount increased again sequentially from the third quarter levels, with an average of approximately 1,930 IT professionals on assignment during the fourth quarter and approximately 1,950 on assignment at the end of the quarter.

Staffing Services

Revenues for Venturi’s Staffing business in the fourth quarter of 2003 increased to $64.1 million from $63.3 million in the third quarter, but were lower than the $70.9 million of revenues recorded in the fourth quarter last year. Gross profit in the fourth quarter increased to $12.9 million from $12.8 million in the third quarter, but remained below the $15.0 million recorded in the fourth quarter last year. Operating income margins, exclusive of the fourth quarter restructuring and rationalization charges, were 5.2%, up from 5.1% in the third quarter and ahead of last year’s fourth quarter level of 4.3%.

Permanent placement revenue in the fourth quarter as a percentage of total Staffing Services sales was 2.1%, versus 2.2% in the third quarter and 2.3% in the fourth quarter last year. Additionally, vendor-on-premise business represented 36.6% of division sales, versus 35.6% in the third quarter and 40.8% in the fourth quarter last year. As a result of the softer permanent

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Venturi Announces Fourth Quarter Results

February 12, 2004

placement business, gross margin percentage for the fourth quarter of 2003 decreased to 20.1% from 20.2% in the third quarter and 21.2% recorded in the fourth quarter of 2002.

Conference Call Information

Venturi Partners will conduct a conference call today at 11:00 a.m. EST to discuss the quarterly and year-end financial results. The conference call-in number is (913) 981-5509. The call will also be Web cast live and replayed for 30 days at www.venturipartners.com or www.fulldisclosure.com. A taped replay of the call will be available from 2:00 p.m. Eastern Time today through February 19, 2004, by dialing (719) 457-0820, passcode 695901.

About Venturi Partners

Venturi Partners, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company’s Technology Services operations operate under the name “Venturi Technology Partners” and its Staffing Services operations operate as “Venturi Staffing Partners” and “Venturi Career Partners.”

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect Venturi’s future operating results or financial position. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.

These risks and uncertainties include, but are not limited to, the following:

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures, including any change in the demand for the Company’s services, on the Company’s ability to maintain or improve its operating margins;

•	an audit of the Company’s income or other tax returns and the risk that assessments for additional taxes, penalties and interest could be levied against the Company;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	the Company’s success in attracting, training and retaining qualified management personnel and other staff employees;

•	reductions in the supply of qualified candidates for temporary employment or the Company’s ability to attract qualified candidates;

•	the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s liquidity or ability to comply with its loan covenants;

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Venturi Announces Fourth Quarter Results

February 12, 2004

•	the risks of defaults under the Company’s credit agreements or the demand by any holder of the Company’s remaining outstanding 5.75% Notes for repayment following the occurrence of a repurchase event under the indenture applicable to the 5.75% Notes;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect management’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations in such a manner as to increase the Company’s costs of doing business;

•	whether governments will impose additional regulations or licensing requirements on staffing services businesses in particular or on employer/employee relationships in general; and

•	other matters discussed in this press release and the Company’s SEC filings.

Because long-term contracts are not a significant part of Venturi’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes presentation of the following financial measure: operating income exclusive of restructuring and rationalization charges, stock option compensation expense and goodwill impairment. This item is not a financial measure recognized under generally accepted accounting principles in the United States. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses it in evaluating the Company’s operating performance. Because this item is not a GAAP financial measure, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, this measure as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Following is a table reconciling this non-GAAP financial measure with the most comparable GAAP measurement. Investors are strongly urged to review this reconciliation. In addition, the exclusion of restructuring and rationalization charges and stock option compensation expense in this non-GAAP financial measure does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges and stock option compensation expense were incurred in the fourth quarter of 2003 and other prior periods, and similar charges may recur in future periods.

	Three Months Ended		Twelve Months Ended

	Dec. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2003	2002	2003	2002

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE:
Operating income exclusive of goodwill impairment and restructuring and rationalization charges and stock option compensation expense:
Operating income	$2,478	$(91,816)	$2,110	$(86,498)
Goodwill impairment	—	89,935	—	89,935
Restructuring and rationalization charges	152	3,272	2,503	4,650
Stock option compensation expense	303	—	570	—

Operating income exclusive of goodwill impairment and restructuring and rationalization charges and stock option compensation expense:	$2,933	$1,391	$5,183	$8,087

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Venturi Announces Fourth Quarter Results

February 12, 2004

      VENTURI PARTNERS, INC.
Financial Highlights
(in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended

	Dec. 28,	Dec. 29,	%	Dec. 28,	Dec. 29,	%
	2003	2002	Change	2003	2002	Change

Revenues	$127,100	$136,282	-6.7%	$494,547	$557,748	-11.3%
Direct costs of services	99,428	105,307	-5.6%	387,897	427,947	-9.4%

Gross profit	27,672	30,975	-10.7%	106,650	129,801	-17.8%
Operating expenses:
Selling, general and administrative	23,540	27,664	-14.9%	96,287	114,590	-16.0%
Depreciation and amortization	1,199	1,920	-37.6%	5,180	7,124	-27.3%
Goodwill impairment	—	89,935	NA	—	89,935	NA
Restructuring and rationalization charges	152	3,272	-95.4%	2,503	4,650	-46.2%
Stock option compensation	303	—	NA	570	—	NA

Operating income (loss)	2,478	(91,816)	NA	2,110	(86,498)	NA
Interest expense	190	4,330	-95.6%	5,522	17,301	-68.1%
Gain (loss) on financial restructuring, net	(78)	(2,394)	-96.7%	83,027	(3,628)	NA

Income (loss) before income taxes and cumulative effect of change in accounting principle	2,210	(98,540)	NA	79,615	(107,427)	NA
Provision (benefit) for income taxes	(13,268)	(2,524)	425.7%	(13,268)	603	NA

Income (loss) before cumulative effect of change in accounting principle	15,478	(96,016)	NA	92,883	(108,030)	NA
Cumulative effect of change in accounting principle, net of taxes	—	—	NA	—	(242,497)	NA

Net income (loss)	$15,478	$(96,016)	NA	$92,883	$(350,527)	NA

Basic earnings per common share:
Income (loss) before gain on financial restructuring and cumulative effect of change in accounting principle	$2.55	$(87.21)	NA	$2.12	$(97.55)	NA
Gain (loss) on financial restructuring, net	(0.01)	(2.23)	NA	17.88	(3.39)	NA
Cumulative effect of change in accounting principle	—	—	NA	—	(226.58)	NA

Net income (loss)	$2.54	$(89.44)	NA	$20.00	$(327.53)	NA

Weighted average basic shares outstanding	6,089,938	1,073,532	467.3%	4,643,598	1,070,226	333.9%

Diluted earnings per common share (1):
Income (loss) before gain on financial restructuring and cumulative effect of change in accounting principle	$2.40	$(87.21)	NA	$2.12	$(97.55)	NA
Gain (loss) on financial restructuring, net	(0.01)	(2.23)	NA	17.88	(3.39)	NA
Cumulative effect of change in accounting principle	—	—	NA	—	(226.58)	NA

Net income (loss)	$2.39	$(89.44)	NA	$20.00	$(327.53)	NA

Weighted average diluted shares outstanding(1)	6,478,751	1,073,532	503.5%	4,643,598	1,070,226	333.9%

(1)	The conversion of the remaining outstanding 5.75% Convertible Subordinated Notes due July 2004 were excluded from the computation of earnings per diluted share and weighted average diluted shares outstanding for the periods shown because their effect was antidilutive.

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Venturi Announces Fourth Quarter Results

February 12, 2004

VENTURI PARTNERS, INC.
Financial Highlights
(in thousands)

	Three Months Ended			Twelve Months Ended

	Dec. 28,	Dec. 29,	%	Dec. 28,	Dec. 29,	%
	2003	2002	Change	2003	2002	Change

SELECTED SEGMENT INFORMATION:
Revenues:
Technology Services	$63,016	$65,407	-3.7%	$244,319	$295,387	-17.3%
Staffing Services	64,084	70,875	-9.6%	250,228	262,361	-4.6%

Total revenues	127,100	136,282	-6.7%	494,547	557,748	-11.3%
Gross profit:
Technology Services	14,814	15,944	-7.1%	56,852	72,007	-21.0%
Staffing Services	12,858	15,031	-14.5%	49,798	57,794	-13.8%

Total gross profit	27,672	30,975	-10.7%	106,650	129,801	-17.8%
Operating income:
Technology Services	3,084	2,437	26.5%	9,956	13,457	-26.0%
Staffing Services	3,333	3,048	9.4%	9,785	11,263	-13.1%

Total operating income	6,417	5,485	17.0%	19,741	24,720	-20.1%
Unallocated corporate expenses	3,453	3,991	-13.5%	14,356	16,161	-11.2%
Amortization of intangible assets	31	103	-69.9%	202	472	-57.2%
Goodwill impairment	—	89,935	NA	—	89,935	NA
Restructuring and rationalization charges	152	3,272	-95.4%	2,503	4,650	-46.2%
Stock option compensation	303	—	NA	570	—	NA

Total operating income (loss)	$2,478	$(91,816)	-102.7%	$2,110	$(86,498)	NA

SELECTED CASH FLOW INFORMATION:
Net cash provided by (used in) operating activities	$(6,914)	$(2,465)	180.5%	$20,186	$20,877	-3.3%
Purchases of property and equipment, net	366	587	-37.6%	1,008	1,831	-44.9%
Repayments under credit facility, net	1,000	—	NA	42,700	16,000	166.9%
Cash payments for interest	977	1,862	-47.5%	10,484	15,194	-31.0%

SELECTED BALANCE SHEET DATA

	Periods Ended

	Dec. 28,	Dec. 29,
	2003	2002

Cash and cash equivalents	$508	$22,623
Accounts receivable, net	75,702	76,178
Goodwill, net	103,532	103,532
Total assets	194,360	247,406
Current liabilities	55,578	72,738
Secured credit facility(1)	55,264	103,000
Convertible subordinated notes	5,339	115,000
Total shareholders’ equity (deficit)	64,681	(52,348)

(1)	At December 28, 2003, the Company’s contractual obligation under the secured facility was $50,000; the remaining $5,264 represents deferred gain on debt forgiveness in accordance with Generally Accepted Accounting Principles.

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